UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________ FORM 8-K ________________
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012
VERIFONE SYSTEMS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-32465 (Commission File Number)	04-3692546 (IRS Employer Identification No.)
2099 Gateway Place, Suite 600 San Jose, CA 95110 (Address of principal executive offices with zip code)
(408) 232-7800 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

VeriFone Systems, Inc. (the "Company") held its annual meeting of stockholders on June 27, 2012. The matters submitted to a vote of stockholders at the Annual Meeting and the final results for each matter submitted are as follows:

1.    The election of the following eight directors to serve a one-year term on the Company's board of directors:

Director	For	Against	Withheld	Broker Non-Votes

Robert W. Alspaugh	90,210,623	-	875,091	6,791,819
Douglas G. Bergeron	89,703,756	-	1,381,958	6,791,819
Dr. Leslie G. Denend	89,299,091	-	1,786,623	6,791,819
Alex W. Hart	90,286,654	-	799,060	6,791,819
Robert B. Henske	89,302,293	-	1,783,421	6,791,819
Richard A. McGinn	90,211,746	-	873,968	6,791,819
Eitan Raff	90,125,931	-	959,783	6,791,819
Jeffrey E. Stiefler	89,305,181	-	1,780,533	6,791,819

2.     The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as set forth in its Proxy Statement. The vote results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
86,621,776	4,440,612	23,326	6,791,819

3.     The Company’s stockholders ratified the selection of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2012. The vote results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
97,436,451	425,362	15,720	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE SYSTEMS, INC.

Date: June 27, 2012	By: /s/ Albert Liu Name: Albert Liu Title: Executive Vice President, Corporate Development and General Counsel